UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 18, 2020

OFFICE DEPOT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	59-2663954
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL		33496
(Address of Principal Executive Offices)		(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of D. Anthony Scaglione as Executive Vice President, Chief Financial Officer

On June 18, 2020, Office Depot, Inc. (the “Company”) announced the appointment of D. Anthony Scaglione (age 47) to serve as Executive Vice President, Chief Financial Officer effective July 20, 2020. Prior to joining the Company, Mr. Scaglione most recently served as Executive Vice President and Chief Financial Officer at ABM Industries Incorporated (“ABM”), where he was responsible for all financial, M&A, IT, tax, enterprise services and procurement functions from 2009 to 2020. Prior to joining ABM in 2009, Mr. Scaglione held executive finance positions at CA Technologies from 2005 to 2009. Prior to CA Technologies, Mr. Scaglione served as a manager with Ernst & Young from 2001 to 2005. Mr. Scaglione holds a Master of Business Administration from Fairleigh Dickinson University and holds dual honors degrees in Finance and Accounting from Rutgers University.

There are no family relationships between Mr. Scaglione and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Further information about Mr. Scaglione and his appointment as Executive Vice President, Chief Financial Officer is included in the Company’s press release issued on June 18, 2020, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Description of Agreements with Mr. Scaglione

Letter Agreement between the Company and Mr. Scaglione

The Company entered into a Letter Agreement (the “Letter Agreement”) with Mr. Scaglione, which sets forth the terms of Mr. Scaglione’s employment with the Company as Executive Vice President, Chief Financial Officer, effective July 20, 2020 (the “Effective Date”).

This summary of the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Letter Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Base Salary. Mr. Scaglione will receive an annual base salary of $650,000.

Bonus Eligibility. Mr. Scaglione will be eligible to receive an annual target bonus equal to 90% of his annual eligible earnings, subject to the terms and conditions of the Office Depot, Inc. 2020 Corporate Incentive Plan.

Sign-On Bonus. Mr. Scaglione will be eligible for a sign-on bonus in the amount of $500,000, less applicable taxes, payable following completion of his first 90 days of continuous employment with the Company pursuant to the terms of the Sign-On Bonus Agreement.

Sign-On Equity. Mr. Scaglione will receive a new hire sign-on equity award effective on the Effective Date (“grant date”) equal to a value of $1,500,000 and will consist of time-vested restricted stock units (“RSUs”). The RSUs will vest 1/9 on the first anniversary of the grant date and the remaining 8/9 will vest split equally on the second and third anniversaries of the grant date, as long as Mr. Scaglione is continuously employed by the Company through each anniversary date. The actual number of RSUs Mr. Scaglione will receive will be determined by taking the $1,500,000 award value and dividing it by the fair market value (“FMV”) as calculated by AON/Radford, and will take into consideration the average closing stock price for the trailing 20 days prior to the grant date (“average stock price”).

Long-Term Incentive Program. Mr. Scaglione will receive a 2020 long-term incentive program award equal to an annual grant value of $1,600,000 (the “2020 LTI award”) which will be prorated (reduced) based on the Effective Date relative to the original March 10, 2020 grant date for 2020 annual awards under the Company’s 2019 Long Term Incentive Plan. The 2020 LTI award will be granted on the Effective Date and consist of the following three components which are aligned with the 2020 long term incentive plan design: 1) 30% performance stock units (“PSUs”) tied to the Company’s Free Cash Flow Performance for the fiscal periods of 2020-2022; 2) 30% PSUs tied to relative Total Shareholder Return for the performance period between March 10, 2020 and March 10, 2023; and 3) 40% time-vested RSUs, with vesting to occur in one-third installments on each of the first three anniversaries of the grant date as long as Mr. Scaglione is continuously employed by the Company through each anniversary date. The actual number of RSUs and PSUs Mr. Scaglione will receive will be determined by taking the prorated award value and dividing it by the FMV, as calculated by AON/Radford, and will take into consideration the average stock price.

Clawback Provisions. Any incentive-based compensation or other amounts paid to Mr. Scaglione pursuant to the Letter Agreement or any other agreements or arrangements with the Company will be subject to clawback under any applicable Company clawback policy (including any such policy adopted by the Company pursuant to applicable law, government regulation or stock exchange listing requirement).

Change in Control Agreement. Mr. Scaglione is eligible to participate in the Company’s Executive Change in Control Plan which provides for severance benefits in the event that he is involuntarily terminated following a Change in Control, as defined therein, at the Tier 1 level. A form of the Company’s Executive Change in Control Plan has been previously filed.

Termination of Employment. If Mr. Scaglione is involuntarily terminated by the Company without Cause (as defined in the Letter Agreement) or voluntarily resigns for Good Reason (as defined in the Letter Agreement), then the Company will pay to Mr. Scaglione the following as severance benefits:

(i)	18 months of Mr. Scaglione’s base salary at the rate in effect on the date of his employment termination;
(ii)

18 times the difference between the Company’s monthly COBRA charge on the date of Mr. Scaglione’s employment termination for the type of Company-provided group health plan coverage in effect for Mr. Scaglione on that date and the applicable active employee charge for such coverage;

(iii)

a bonus calculated based on actual performance under the Company’s annual bonus plan for the Company’s fiscal year in which the termination occurs, and Mr. Scaglione’s annual eligible earnings in the fiscal year in which the termination occurs, with payment under this subsection (iii) being made to Mr. Scaglione at the same time as payments are made to other participants in the corporate bonus program, as described in the Letter Agreement; and

(iv)

any earned but unpaid annual bonus for the completed fiscal year preceding the fiscal year of termination, which unpaid bonus will be paid when annual bonuses are paid to other senior executives for such fiscal year.

Miscellaneous. Mr. Scaglione will be eligible to participate in the Company’s Executive Car Allowance Program in accordance with its terms, as the terms may be amended from time to time (currently, a bi-weekly car allowance of $600).

Mr. Scaglione’s employment with the Company is also subject to the execution by him of the Company’s Associate Non-Competition, Confidentiality and Non-Solicitation Agreement (the “Associate Agreement”), which agreement contains customary covenants regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and proprietary rights. The Associate Agreement is substantially similar to the Form of Associate Agreement between the Company and certain executives of the Company previously filed.

Item 8.01 Other Events.

On June 18, 2020, the Company issued a press release announcing the appointment of Mr. Scaglione as Executive Vice President, Chief Financial Officer of the Company. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Letter Agreement between the Company and D. Anthony Scaglione

Exhibit 99.1	Office Depot, Inc. Press Release dated June 18, 2020.

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: June 18, 2020	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	EVP, Chief Legal & Administrative Officer

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